Exhibit 3.1

                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:00 AM 11/07/2001
                              010564446 -- 3454214


                          CERTIFICATE OF INCORPORATION

      FIRST. The name of this corporation shall be:

                             LION ACQUISITION CORP.

      SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400. in the Citv of Wilmington, County of New Castle and its registered agent at such address is THE COMPANY CORPORATION

      THIRD The purpose or purposes of the corporation shall be:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Thirty Million (30,000,000) shares with a par value of $001 per share.

      FIFFH: The name and address of the incorporator is as follows:

                            Lynn CanneLongo
                            2711 Centerville Road
                            Suite 400
                            Wilmington. Delaware 19808

      SIXTH: The Board of Directors shall have the po\ve1 to adopt, amend or repeal the by-laws.

      SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any ads or omissions of such director occurring prior to such amendment.

      IN WITNESS WHEREOF. the undersigned. being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this seventh day of November, A.D. 2001.

                               Lynn CanneLongo /s/
                               ---------------------
                               Name: Lynn CanneLongo
                               Incorporator


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

                 ORGANIZATION ACTION IN WRITING OF INCORPORATOR

                                       OF

                             LION ACQUISITION CORP.

                          (Organized November 7, 2001)

      The following action is taken this day through this instrument by the incorporator of the above corporation:

            1. The adoption of the initial Bylaws of the corporation.

            2. The election of the following persons to serve as the directors of the corporation until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal:

                                    JOHN LEO
                                ADAM MASTRANGELO


                               Lynn CanneLongo /s/
                               ---------------------
                               Name: Lynn CanneLongo
                               Incorporator

Dated: November 7, 2001


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

                  Delaware                                 PAGE 1
                  --------
                The first State


      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LION ACQUISITION CORP.", CHANGING ITS NAME FROM "LION ACQUISITION CORP." TO "DERMA LIFE SCIENCE, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 2002, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                    Harriet Smith Windsor /s/
                                    -------------------------
            (SEAL)                  Harriet Smith Windsor, Secretary of State


3454214 8100                        AUTHENTICATION: 2085627

020696462                           DATE: 11-13-02


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